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                                                                EXHIBIT 5(h)(ii)



                                        Filed with Post-Effective Amendment
                                        No. 16 to this Registration Statement
                                        on Form N-4 on April 27, 1994.


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                                                    (MetLife Logo appears here)


[_] PREFERENCE PLUS(R) INCOME PROGRAM         [_] MAX INCOME PROGRAM
Check One: [_] 403(b)  [_] 403(a)  [_] _____ O.R.P.
                                       State
[_] Public Employee Deferred Compensation (I.R.C. Section 457) (P.E.D.C.)  Contract # _______________ (for home office)

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
1) PRIMARY ANNUITANT

________________________________________________________    ________/________/________     ________________________________
First Name   Middle Initial     Last Name                    Date of Birth                  Social Security Number

________________________________________________________    (  )____________________        Sex: [_]Male  [_]Female
Street Address                                              Daytime Number

___________________________    _______    _________         (  )____________________        Are you married: [_]Yes  [_]No
City                            State     Zip Code          Evening Number

___________________________    ___________
Plan Name                       Group/GAC#

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2) JOINT ANNUITANT (IF APPLICABLE.)

________________________________________________________    ________/________/________     ___________________________
First Name   Middle Initial     Last Name                    Date of Birth                  Social Security Number

________________________________________________________    (  )____________________
Street Address                                              Daytime Number           Sex: [_]Male  [_]Female

___________________________    _______    _________         (  )____________________    ______________________________
City                            State     Zip Code          Evening Number              Relationship to Annuitant

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3) BENEFICIARY (Complete only if an income option with a death benefit is chosen. See item 5A.)
Primary     _________________________________________    ________________________________    ________/________/________
            Name                                           Relationship to Primary Annuitant       Date of Birth

Contingent   _________________________________________     ________________________________    ________/________/________
            Name                                           Relationship to Primary Annuitant         Date of Birth
Multiple beneficiaries may be named. Payment will be made in equal shares to the survivors unless otherwise specified.

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4) PURCHASE DETAILS
A) Purchase Amount: $_________________________________________________
B) This amount $____________________________ represents a:
 [_] Direct transfer from a 403(b) funding vehicle under Rev. Rul. 90-24
 [_] Direct rollover from a (check one): [_]403(b)   [_]403(a)   [_]401(a)
 [_] Other tax free tranfer (please specify) ________________________________________
 [If you checked either the direct tranfer or direct rollover box, the appropriate forms must be completed.]
C) Are you annuitizing an existing MetLife deferred annuity or exercising an income option under a MetLife life insurance policy?  [_] Yes [_] No
 If yes, list the contact/policy number(s):______________________________________________________________________
 [If section C is completed do not complete section D.]
D) Replacement: Will this annuity replace an existing annuity or life insurance?   [_] Yes  [_] No
 If yes, appropriate replacement forms must be completed.

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5) Type Of Income Annuity Applied For [If you are married and your plan is subject to ERISA, you must complete the spousal consent section of this application, if you choose any income option other than a joint and survivor with your spouse as the survivor annuitant.]:
A. Life-time income Option:   [_] Single Life  [_] Joint Life
  1) With Death Benefit Feature of:  [_] Cash Refund  [_] Guaranteed Payment Period of ________ Years  [_] No Refund
  2) If joint income plan chosen, payments to reduce upon death of:  [_] Primary Annuitant   [_] Either Annuitant
  3) With payments reducing to:  [_] will not reduce  [_] 75%  [_] 66 2/3%  [_] 50%
  Note: You must provide proof of your birthdate when selecting a life income option, preferably a certified birth certificate or copies of two other proofs of birth such as baptismal certificate or passport.
B. Non-life Option:
  [_] Payments guaranteed for _____ years - [Note:  Federal tax law may limit the number of years allowable on this option.]
  [_] Guaranteed Payments of $_____________________ - [Note:  Guaranteed amount option is only available on the fixed portion of the Preference Plus Income program.]
C. Payment Frequency:
  [_] Monthly   [_] Quarterly   [_] Semi-annually   [_] Annually
D. Payments to begin:__________________, 19____ (Payments cannot be deferred more than 12 months.)

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6) Investment Objective and Allocation (Complete if applying for the Preference Plus Account Income Annuity. The Investment
Objective and Funding Options are listed in order from the least risky to the most.]
A. Primary Investment Objective (Check oonly one):
   [_] Guaranteed Income   [_] Variable Income   [_] Growth & Income   [_] Growth   [_] Aggressive Growth
B. Secondary Investment Objective (Optional):
   [_] Guaranteed Income   [_] Variable Income   [_] Growth & Income   [_] Growth   [_] Aggressive Growth
C. You may select up to four funding options including the Fixed Income Plan. Indicate the percentage of your payment to be allocated to each option. Percentages must be in whole numbers and equal 100%. You may transfer amoung the various investment divisions at ant time. However, monies allocated to the Fixed Income Plan, either as an initial payment or a transfer, may not be transferred from Fixed Income to the other funding options.
     Fixed Income Plan                  ______%        Diversified Division                  ______%
     Stock Index Division               ______%        Income Division                       ______%
     Growth Division                    ______%        International Stock Division          ______%
     Aggressive Growth Division         ______%        Calvert Socially Responsible Division ______%
                                                                          TOTAL              ______%

[Retail TSA]

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7) Financial Disclosure (Complete if applying for the Preference Plus Income
   Program.)
A. Purpose of purchasing this annuity:  [_] Retirement   [_] Other (please
   specify) ________________________
B. Total annual Income $__________________      Source _____________
C. Ages of Dependents ______________________________________________
D. Please indicate your Assets - Net Savings and Investments (Exclusive of Personal Residence, Home furnishings, & Personal Automobiles)
   [_]$0-9,999 [_]$10,000-19,999 [_]$20,000-39,999 [_]$40,000-69,999
   [_]$70,000-99,999 [_]$100,000-249,999          [_]$250,000+

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8) Tax Withholding Election For Distributions That Are Not Eligible Rollover
   Distributions
   Unless you elect not to have taxes withheld, the taxable portion of each payment that is not an eligible rollover distribution is subject to Federal tax withholding under IRS wage withholding tables by treating you as married, claiming three withholding allowances unless you request withholding on a different basis. Your election will remain in effect until you change or revoke it by filing a new election with us. You may change your election at any time and as often as you wish.
   If you elect not to have withholding apply to your payment, or if you do not have enough Federal income tax withheld from your payment, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Even if you elect not to have Federal income tax withheld, you are liable for payment of Federal income tax on the taxable portion of your annuity.
   If you have not given us your correct taxpayer identification number, we are required to withhold tax by treating you as a single person with no withholding allowances. This will remain in effect until we receive your correct tax identification number.
   Certain states may impose similar requirements and penalties. You should consult your tax advisor to determine if any of these state income tax withholding and estimated tax rules apply to you.
     Select one of the withholding options listed below:
_____ Do not withhold Federal income tax from my income payments. (My election is void unless I have provided my correct tax identification number.)
_____ I want Federal income tax withheld from the taxable portion of each periodic payment based on the following allowances and marital status selected below:
      [_] Married    [_] Single     [_] Married but withhold at higher single
      rate
      _______ Number of withholding allowances claimed
Withhold the following additional amount of tax from each periodic payment:
$_______________________
Important: Please read "Special Tax Notice Regarding Plan Payments" enclosed with this form for additional information regarding qualified plan and 403(b) annuity distributions.

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9) Tax Withholding Request and Direct Rollover Election for Distributions That
   Are Eligible Rollover Distributions Including Certain Non-Life Income Options With Time Spans Less Than 10 Years
 [_] I wish to directly rollover all or a portion of my periodic annuity payments which are eligible rollover distributions as I have indicated on the attached Direct Rollover Election Form
 [_] I do not wish to directly rollover any portion of my periodic annuity payments and request that all payments in the series be paid directly to me. I understand that the entire taxable portion of each payment will be subject to mandatory 20% Federal tax withholding and any state tax withholding where required (whether or not I later rollover the payments to an Eligible Recipient Plan within 60 days from the date I receive each payment.)
  I understand that my election to make a direct rollover will apply to all subsequent payments that are part of this series unless I change my election. I also understand that I may change this election at any time and as often as I wish with respect to future payments in this series by filing a new Direct Rollover Election Form.

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10) Spousal Consent [Complete if you are married, your plan is subject to ERISA, and you have elected a form of payment other than a joint and survivor annuity with your spouse as the survivor annuitant.]
    I consent to my spouse's election of payment form in section 5 above and I understand that I may not be entitled to any benefits under the contract, including any surviving spouse annuity, in the future.

                         _____________________________
                        Signature of Spouse
State Of ____________
Country of __________SS:

On _____________, 19__, before me personally came _________________ to me known
  (date)                          (name of spouse)
to be the person whose name is subscribed in this paragraph 10 and acknowledged that he signed this document for the uses and purposes therein set forth.

                              ______________________
                              Notary Public
                              Commission Expires:___________________

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11) Signatures and Acknowledgment: I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. If I am applying for the Preference Plus Income Program I have received a current Preference Plus Account prospectus. I also acknowledge that I have received and read the "Special Tax Notice Regarding Plan Payments" for Eligible Rollover Distributions.

     ______________________________      Signed at: ____________________________
     Signature of Primary Annuitant                 City                State

     ____________________________               ________________________________
     Signature of Joint Annuitant                   Signature of Witness
     (if applicable)

     ______/______/______
     Month  Day    Year

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12) Account Representative Information (Do not complete if annuitizing an existing MetLife policy.)
I personally saw the Proposed Owner when the application was written and each question was asked and answer as recorded. All answers are correct to the best of my knowledge. If I am selling the Preference Plus Account Income Annuity have delivered a current prospectus (including Calvert Socially Responsible Series, if applicable), and reviewed the financial situation of the proposed owner as disclosed, and believe that a multi-funded annuity contract would be suitable.

Signature: ______________________  Full Name (Printed ) ______________________
Have you completed replacement forms? [_]Yes [_]No [_]Not Required Date:_____/____/____ District, Branch/Office Name: ____________________________
Producer Identity: [_][_] [_] [_] [_] [_] [_] [_]